UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2009
Date of Report (Date of earliest event reported)

Pure Play Music, Ltd.
(Exact name of Registrant as specified in its charter)

Nevada	0-50069	88-0427195
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
17524 Tam O’Shanter, Poway, California 92064
(Address of principal executive offices)
(Zip Code)

(858) 405-2057
Registrant’s telephone number, including area code

3200 Airport Ave., Suite 20, Santa Monica, CA 90405
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Cooperation Agreement with WSA Distributing, Inc.

On May 13, 2009, Pure Play Music, Ltd., (the “Company”) entered into a Cooperation Agreement with WSA Distributing, Inc., a California corporation (“WSA”), pursuant to which WSA will bundle, sell and distribute microSD cards and mobile devices that carry digital audio, video and image files (the “Digital Content”) owned by the Company (each such bundled device, a “Unit”), to certain mobile operators and mobile device original equipment manufacturers (“OEMs”) in North America (the “Authorized Carriers”).  WSA shall remit to the Company a fee of $2.00 for each Unit sold, which fee may be increased from time to time by mutual written agreement of PSA and WSA.  The term of the agreement shall continue for two years, unless terminated earlier by the parties’ mutual consent.  For the first six months of the term, WSA shall have the exclusive right to distribute the Company’s Digital Content to Authorized Carriers.  Such exclusivity period will be extended in the event that WSA meets a minimum shipment requirement of 42,000 Units per month. This agreement is attached hereto as Exhibit 10.1.

Chumby Industries, Inc. Agreement

On May 27, 2009, the Company entered into an agreement with Chumby Industries, Inc. (“Chumby”), an entity which produces interactive media players (“Radio Free Chumby”) that constantly stream content from the internet.  Pursuant to the agreement, the Company will provide Chumby with a nonexclusive, worldwide license to provide users of Radio Free Chumby access to the Company’s Digital Content.  The term of the agreement will initially be for two years from the date that the Company provides Chumby with the Digital Content, but will automatically renew for one year terms until and unless either party provides notice of non-renewal.  Either party may terminate the agreement immediately upon notice. This agreement is attached hereto as Exhibit 10.2.

Syllabus Agreement

On May 27, 2009, the Company entered into an agreement with The Syllabus Music Platform (UK) Ltd. (“Syllabus”).  Pursuant to the agreement, Syllabus will process up to 3,000 music tracks per month within twenty working days of receipt of such tracks from the Company.  In consideration for the A&R Services, the Company will pay to Syllabus a fee of £2 for each track that is processed, for a minimum of 500 tracks per month.   Syllabus will also provide the Company with consulting services, which include advising the Company on new catalogues of music available for its channels, potential partners, current music trends and new distribution outlets, to be outlined in a monthly report to be delivered by Syllabus.  The Company has agreed to pay Syllabus £2,000 per month for such consulting services.  In addition, the Company will pay Syllabus 15% of monies payable by the Company to recording artists which were introduced to the Company by Syllabus.   The term of the agreement is three months from the date of execution, and will renew for 30 day periods unless terminated early by written notice by either party.   This agreement is attached hereto as Exhibit 10.3.

Icebreaker, Inc. Agreement

On April 9, 2009, the Company executed a Mobile Revenue Share Master Agreement with Icebreaker, Inc. (“Icebreaker”).   Pursuant to the terms of the agreement the Company will create a menu screen displayed within the Company’s mobile web site that is branded for IceBreaker (the “In-Application Portal”).    IceBreaker will promote the Company’s services on its outbound SMS messages to its end users.  The Company will create a special WAP/ Mobile landing page for IceBreaker customers, and will offer at least ten free songs to IceBreaker’s End Users in an effort to generate subscriptions.  In addition, the Company will offer at least two different subscription programs to IceBreaker End Users.  The net revenue generated from subscriptions will be split 50/50 between the Company and IceBreaker.  The term of the agreement is initially one year, with an additional one year automatic renewal, unless either party notifies the other of its intent not to renew at least 30 days prior to the expiration of the then-current term.  This agreement is attached hereto as Exhibit 10.4.

Ricall Agreement

On March 24, 2009, the Company entered into an agreement with Ricall Limited (“Ricall”).  Ricall operates a music licensing website and platform that provides commercial music users the opportunity to discover, request and license music for various uses.  Pursuant to the agreement, Ricall will provide up to five tracks for each unsigned artist featured on the Company’s website, who indicates on the Company’s website an intention to have such tracks made available and enters into the Ricall licensing agreement (an “Unsigned Artist”).   Ricall will license tracks for synchronization from the Unsigned Artists for pre-set fees as determined by Ricall.  The Company will provide Ricall with a minimum of 10,000 tracks per month during the initial term of the agreement, which is 18 months from the date of execution.  The revenues generate from the synchronization licenses entered into with respect of any tracks of Unsigned Artists will be split as follows:  25% to Ricall, 25% to the Company, and 50% to the Unsigned Artist.  The initial term of the agreement may be renewed for successive periods of 12 month increments.  After the initial 16 months of this agreement, either party may terminate the agreement with 60 days prior notice.  This agreement is attached hereto as Exhibit 10.5.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit 10.1	Cooperation Agreement between WSA Distributing, Inc. and the Company, dated May 13, 2009.
Exhibit 10.2	Agreement between Chumby Industries, Inc. and the Company, dated May 27, 2009.
Exhibit 10.3	Agreement between Syllabus Music Platform and the Company, dated May 27, 2009.
Exhibit 10.4	Agreement between IceBreakerU.S., Inc. and the Company, dated April 9, 2009.
Exhibit 10.5	Music Synchronisation Licensing Agreement between Ricall Limited and the Company, dated March 24, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PURE PLAY MUSIC, LTD.

Dated: June 9, 2009	By:	/s/ Alex Grange
Alex Grange
Chief Executive Officer and Chairman

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Cooperation Agreement Between WSA Distributing, Inc. and Pure Play Music, Ltd., dated May 13, 2009.
Exhibit 10.2	Agreement Between Chumby Industries, Inc. and Pure Play Music, Ltd., dated May 27, 2009.
Exhibit 10.3	Agreement Between Syllabus Music Platform and Pure Play Music, Ltd., dated May 27, 2009.
Exhibit 10.4	Agreement between IceBreakerU.S., Inc. and the Company, dated April 9, 2009.
Exhibit 10.5	Music Synchronisation Licensing Agreement between Ricall Limited and the Company, dated March 24, 2009.